UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 28, 2014

Date of Report (date of earliest event reported)

INVENSENSE INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive, Suite 200, San Jose, CA 95110

(Address of principal executive offices) (Zip Code)

(408) 988-7339

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

InvenSense Inc. (the “Company”) is filing this Amendment No. 1 to Form 8-K to amend the Company’s Current Report on Form 8-K filed on October 28, 2014 (the “Original Form 8-K”) solely to update the table titled “Reconciliation of GAAP to Non-GAAP financial results” contained in the press release issued by the Company on October 28, 2014 that was furnished as Exhibit 99.1 to the Original Form 8-K (the “Press Release”).

The Press Release stated that Non-GAAP operating income was $4.0 million for the quarter ended September 28, 2014 and has been corrected to $6.2 million and corresponding changes to all the periods presented in the table. In addition, the stock based compensation expense and amortization of acquisition-related intangibles line items have been corrected. There are no other changes to the information contained in the Original Form 8-K.

The information in this Form 8-K/A (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by InvenSense Inc. on October 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENSENSE INC.

Date: October 28, 2014	By:	/s/ Mark P. Dentinger
Mark P. Dentinger,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by InvenSense Inc. on October 28, 2014